Exhibit 10.1

BlueLinx Holdings Inc.

Amended and Restated 2006 Long-Term Equity Incentive Plan
Performance Share Award Agreement

Performance Share Award Agreement

THIS PERFORMANCE SHARE AWARD AGREEMENT (the “Agreement”) is made effective as of January __, 2013 (the “Effective Date”), by and between BlueLinx Holdings Inc., a Delaware corporation (the “Company”), and ______________________________ (“Participant”).

Recitals

A.       The Company desires to provide the Participant an opportunity to acquire shares of its common stock, par value $.01 per share (the “Shares”), to carry out the purposes of its Amended and Restated 2006 Long-Term Equity Incentive Plan, as may be periodically amended (the “Plan”), a copy of which has been made available to Participant and the terms of which are incorporated by reference herein and shall be considered a part of this Agreement.

B.       The Plan provides that each award is to be evidenced by an agreement, setting forth the terms and conditions of such award.

ACCORDINGLY, in consideration of the promises and of the mutual covenants and agreements contained herein, the Company and the Participant hereby agree as follows:

1.     Performance Share Award. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Participant as of the date hereof a performance share award for _______________________ (____) Shares (the “Performance Shares”). For purposes of Section 16 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the grant date for the Performance Shares shall be the effective date hereof; provided, however, all of Participant’s right, title, and interest in and to the Performance Shares shall be subject to Section 2 below.

2.     Vesting of Performance Shares.

Vesting. Subject to Sections 2(b), (c) and (d) below, all of Participant’s right, title, and interest in and to the Performance Shares shall be contingent upon and subject to the continued full-time employment of Participant by the Company or its subsidiaries through each Vesting Date and shall vest in accordance with the following performance criteria:

(a)In the event of Participant’s voluntary or involuntarily termination from employment with the Company and its subsidiaries for any reason other than death or Disability prior to ____________, 2016, Participant shall forfeit all right, title, and interest in and to the Performance Shares not vested as of such date of termination.

For the purposes to this Agreement, Disability shall have the same meaning as provided in the Company’s long-term disability plan.

(b)           In the event of Participant’s termination from employment with the Company and its subsidiaries for death or Disability prior to ___________, 2016, Participant (or Participant’s beneficiary or estate, if applicable) shall be entitled to vest in the Performance Shares under the same performance criteria applicable to Participant without the requirement of continued full-time employment through the Vesting Date.

(c)           In the event of a “Change in Control” of the Company as defined in the Plan, Participant shall thereupon become immediately vested without restriction in all of the Performance Shares with respect to which the applicable performance period relating to those Performance Shares has not yet expired, provided continued full-time employment by the Participant with the Company or its subsidiaries through the Change in Control.

3.         Forfeiture of Performance Shares: Except as otherwise provided in this Agreement, all Performance Shares that are not earned and vested as a result of satisfaction of the performance criteria and your continued employment through the applicable performance period, death, Disability, or a Change in Control, shall be forfeited to the Company.

       All Performance Shares earned under this Section 3 shall be paid in accordance with Section 4.

4.        Manner and Time of Payment: If your employment continues through the applicable Vesting Date, payment of the Performance Shares earned as of such Vesting Date will be made not later than March 15 of the calendar year in which the applicable Vesting Date occurred.   If your employment terminates for death or Disability prior to the applicable Vesting Date, payment of the Performance Shares earned as of the end of the Company's fiscal year with respect to which the performance criteria applies will be made no later than two and one-half (2 1/2) months following the end of the Company's applicable fiscal year.  Payment of Performance Shares which become payable upon a Change in Control will be made on or within two and one-half (2 1/2) months following the Change in Control. Upon payment, the Company shall deliver to you, at the sole discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), either (i) one Share for each Performance Share earned by you or (ii) a lump sum cash payment equal to the Fair Market Value (as defined in the Plan) of one Share for each Performance Share earned by you, all as determined in accordance with Sections 2 and 3, subject to adjustment in accordance with Section 6.  Any fractional Performance Shares payable to you in shall be rounded up to the nearest whole Share.

5.       Nontransferability:  Performance Shares awarded pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (“Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of Performance Shares is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Performance Shares, your right to such Performance Shares shall be immediately forfeited to the Company, and this Agreement shall lapse.

6.       Adjustments: In the event that the outstanding Shares of common stock are changed into or exchanged for a different number or kind of capital stock or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares, the Committee, subject to the provisions of the Plan and this Agreement, shall make an appropriate and equitable adjustment in accordance with the provisions of the Plan in the number and kind of Performance Shares, to the end that after such event your proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee or the Board shall be final and binding upon you, the Company, and all other interested persons.

7.       Requirements to Become a Stockholder: You shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Performance Shares subject to this Award unless the Compensation Committee determines to pay the Performance Shares in Shares and (a) the Performance Shares have been paid to you pursuant to the terms of this Agreement, and (b) the Company shall have issued and delivered to you a certificate (or recorded a book entry) representing the Performance Shares.

8.       Investment Representations. Unless a registration statement under the Securities Act of 1933, as amended (and applicable state securities laws), is in effect with respect to the Shares issued pursuant to this Agreement, Participant, or Participant’s Designated Beneficiary, agrees with, and represents to, the Company that Participant is acquiring the Shares for the purpose of investment and not with a view to transfer, sell, or otherwise dispose of the Shares. The Company may require an opinion of counsel satisfactory to it prior to the transfer of any Shares to assure at all times that it will be in compliance with applicable federal and state securities laws.

9.       Legend on Shares if Registered. If a registration statement under the Securities Act of 1933, as amended, is in effect with respect to the Shares on the date of issuance of the Shares and Participant is deemed an affiliate of the Company on the date of issuance, the Company may place a stop transfer order on its stock records with respect to the Shares, and the certificate(s) for the Shares may contain substantially the following legend:

“The securities evidenced by this certificate were issued to an affiliate of the issuer, and the resale of such securities is subject to the restrictions of Rule 144 under the Securities Act of 1933, as amended, pertaining to shares held by affiliates.”

10.       Expenses. Nothing contained in this Agreement shall be construed to impose any liability on the Company in favor of the Participant for any cost, loss, or expense the Participant may incur in connection with, or arising out of any transaction under, this Agreement.

11.       No Employment Agreement. Nothing in this Agreement shall be construed to constitute or be evidence of an agreement or understanding, express or implied, on the part of the Company or any subsidiary thereof to employ the Participant on any terms or for any specific period of time.

12.       Withholding. The Company shall have the power and the right to deduct or withhold, or require you to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or the Performance Shares granted under this Agreement (the “Withholding Taxes”). If you will be entitled to receive Shares in exchange for your Performance Shares, you shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares or, if permitted by the Compensation Committee, have the Company withhold Shares having the Fair Market Value of the Withholding Taxes.

13.       Fractional Shares. No fraction of a share shall be deliverable pursuant to this Agreement, but in the event any adjustment hereunder of the number of the Performance Shares shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

14.       Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all such benefit.  Each such designation shall revoke all prior designations by the Participant, shall be in a writing form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

15.       Complete Agreement, Amendment. This Agreement and the Plan, which by this reference is hereby incorporated herein in its entirety, contain the entire agreement between the Company and Participant with respect to the transactions contemplated hereby. Any modification of the terms of this Agreement must be in writing and signed by each of the parties.

16.       Other Legal Requirements. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.  The Committee shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under federal applicable securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.  In addition, this Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities as may be required.

17.       Governing Law. Any issue related to the formation, execution, performance, and interpretation of this Agreement shall be governed by the laws of the State of Delaware.

18.       Headings. The section and subsection headings used in this Agreement are for convenient reference and are not a part of this Agreement.

19.       Severability: The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

BlueLinx Holdings Inc.

Dated: _________ __, 2013 Accepted: __________________	By: ______________________________ Title: Chief Executive Officer

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